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MECH FINANCIAL, INC.
EXHIBIT 23.1
CONSENT OF PRICEWATERHOUSECOOPERS LLP


Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of MECH Financial, Inc. on Form S-8 of our report dated January 20, 1998, on our audit of the consolidated financial statements of Mechanics Savings Bank and subsidiaries as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
March 23, 1999

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